Exhibit 99.1
SI-BONE, Inc. Reports Financial Results for the Second Quarter 2025 and Raises 2025 Guidance
Achieved ~22% worldwide revenue growth, positive Adjusted EBITDA and cash flow breakeven

Second Quarter 2025 Financial Highlights (all comparisons are to the prior year period)
•Worldwide revenue of $48.6 million, representing growth of 21.7%
•U.S. revenue of $46.4 million, representing growth of 22.8%
•Gross margin of 79.8%, representing an improvement of 80 basis points
•Net loss of $6.2 million, representing an improvement of 31.2%
•Positive adjusted EBITDA of $1.0 million
•$145.5 million in cash and equivalents, with $1.1 million net cash generated in the quarter
Recent Operational Highlights (any comparisons are to the prior year period)
•1,440 active U.S. physicians, representing growth of ~25%
•$2.1 million in trailing 12-month average revenue per territory, representing an increase of ~23%
•CMS final FY2026 hospital inpatient rule confirmed the New Technology Add-On Payment (“NTAP”) effective October 1, 2025, paying an additional amount up to $4,136 for procedures involving iFuse TORQ TNT
•CMS proposed the continuation of the Transitional Pass-Through Payment for Granite for CY2026
•In July, launched iFuse TORQ across Europe with first cases performed in multiple countries

Commercial Leadership Update
•Tony Recupero, President, Commercial Operations, announced his decision to retire effective February 15, 2026. Effective February 16, 2025, he will transition to a 12-month advisory role
•Announced the appointment of Nikolas Kerr, Senior Vice President of Product, Marketing and Business Development, as Chief Commercial Officer to succeed Tony Recupero effective February 16, 2026

SANTA CLARA, Calif. August 4, 2025 - SI-BONE, Inc. (Nasdaq: SIBN), a medical device company dedicated to solving sacropelvic disorders, today reported financial results for the quarter ended June 30, 2025.

“Our strong second-quarter performance highlights how our innovation-driven strategy continues to fuel robust engagement across our rapidly expanding physician base,” said Laura Francis, Chief Executive Officer. “We delivered double-digit procedure volume growth across all our U.S. target markets, propelled by accelerating adoption of our latest product launches and sustained demand for our proven solutions. Beyond top-line momentum, our consistent delivery of positive Adjusted EBITDA and achievement of cash flow breakeven this quarter underscore the power of our asset-light model and disciplined execution.”

“Given Tony’s decision to retire, I want to extend my deepest thanks to him for his outstanding leadership, partnership, and friendship over the past decade,” Laura Francis continued. “He built the industry’s premier commercial organization, led the successful launch of multiple procedural solutions, and developed a world-class leadership team that positions us for enduring success. With the planned transition in place, I’m excited to partner with Nik in the new role. I’m confident that the best is yet to come as we expand our platform, deepen physician engagement, and deliver sustained, profitable growth.”

Second Quarter 2025 Financial Results

Worldwide revenue was $48.6 million in the second quarter 2025, a 21.7% increase from $40.0 million in the corresponding period in 2024. U.S. revenue for the second quarter 2025 was $46.4 million, a 22.8% increase from $37.8 million in the corresponding period in 2024. U.S revenue growth benefited from the strong underlying procedure demand. International revenue for the second quarter 2025 and the prior year period was $2.2 million.

Gross profit was $38.8 million in the second quarter 2025, an increase of 22.9% from $31.6 million in the corresponding period in 2024. Gross margin was 79.8% for the second quarter 2025 compared to 79.0% in the corresponding period in 2024, representing an improvement of 80 basis points.

Operating expenses increased 10.0% to $45.8 million in the second quarter 2025, as compared to $41.7 million in the corresponding period in 2024. The change in operating expenses was primarily driven by general commercial activity related to higher revenue and new product rollout as well as elevated general and administrative spend.

Operating loss improved by 30.5% to $7.0 million in the second quarter 2025, as compared to an operating loss of $10.1 million in the corresponding period in 2024.

Net loss improved by 31.2% to $6.2 million, or $0.14 per diluted share in the second quarter 2025, as compared to a net loss of $8.9 million, or $0.22 per diluted share in the corresponding period in 2024.

Adjusted EBITDA was positive $1.0 million in the second quarter 2025, improving from an adjusted EBITDA loss of $2.7 million in the corresponding period in 2024.

Cash and equivalents as of June 30, 2025 were $145.5 million, compared to $144.4 million as of March 31, 2025. Net cash generated was $1.1 million in the second quarter 2025, compared to $6.3 million in net cash usage during the corresponding period in 2024.

Fiscal 2025 Updated Financial Guidance
SI-BONE expects 2025 worldwide revenue to be in the range of $195 million to $198 million, implying year-over-year growth of ~17% to ~18%. SI-BONE estimates full year 2025 gross margin to be between 78.5% and 79.0%. SI-BONE anticipates operating expenses to grow at ~10% at the mid-point of the revenue guidance and expects to deliver positive adjusted EBITDA for the full year 2025.

Fiscal Year 2025 Guidance
	New (August 4, 2025)	Prior (May 5, 2025)
Revenue	$195M - $198M ~17%-18% growth	$193.5M - $197.5M ~16%-18% growth
Gross Margin	78.5% to 79.0%	78%
Operating Expenses	~10% growth at revenue midpoint	~10% growth at revenue midpoint
Adjusted EBITDA	Positive	Positive

Webcast Information
SI-BONE will host a conference call to discuss the second quarter 2025 financial results after market close on Monday, August 4, 2025 at 4:30 P.M. Eastern Time. The conference call can be accessed live over webcast at https://edge.media-server.com/mmc/p/fnam2tia. Live audio of the webcast will be available on the “Investors” section of the company’s website at: www.si-bone.com. The webcast will be archived and available for replay for at least 90 days after the event.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in developing unique technologies for surgical treatment of sacropelvic disorders. Since pioneering minimally invasive SI joint surgery in 2009, SI-BONE has supported over 4,600 physicians in performing a total of nearly 130,000 procedures. A unique body of clinical evidence supports the use of SI-BONE’s technologies, including four randomized controlled trials and over 175 peer reviewed publications. SI-BONE has leveraged its leadership in minimally invasive SI joint fusion to commercialize novel solutions for adjacent markets, including adult deformity, sacropelvic fixation and pelvic trauma.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

iFuse Bedrock Granite, iFuse TORQ, iFuse TORQ TNT and SI-BONE are trademarks of SI-BONE, Inc. ©2025 SI-BONE, Inc. All Rights Reserved.

Forward-Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, are “forward-looking” statements. These forward-looking statements are based on SI-BONE’s current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE’s ability to introduce and commercialize new products and indications, SI-BONE’s ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness or deterioration in economic conditions as a result of tariffs and retaliation by U.S. trading partners on the ability and desire of patients to undergo elective procedures including those using SI-BONE’s products, SI-BONE’s ability to manage risks to its supply chain, future capital requirements driven by new surgical systems requiring instrument tray and implant inventory investment, and the pace of the re-normalization of the healthcare operating environment including the ability and desire of patients and physicians to undergo and perform procedures using SI-BONE’s products. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in SI-BONE’s most recent filing on Form 10-K, and SI-BONE’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov), especially under the caption “Risk Factors.” SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Use of Non-GAAP Financial Measures

SI-BONE uses adjusted EBITDA, a non-GAAP financial measures that excludes from net loss the effects of interest income, interest expense, depreciation and amortization, and stock-based compensation. SI-BONE believes the presentation of adjusted EBITDA is useful to management because it allows management to more consistently analyze period-to-period financial performance and provides meaningful supplemental information with respect to core operational activities used to evaluate management's performance. SI-BONE also believes the presentation of adjusted EBITDA is useful to investors and other interested persons as it enables these persons to use this additional information to assess the company’s performance in using this additional metric that management uses to assess the company’s performance.

Adjusted EBITDA should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease SI-BONE’s reported results of operations, management strongly encourages investors to review, when they become available, the company's consolidated financial statements and publicly filed reports in their entirety. The company's definition of adjusted EBITDA may differ from similarly titled measures used by others.

Investor Contact
Saqib Iqbal
VP, FP&A, and Investor Relations
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$48,630	$39,969	$95,920	$77,836
Cost of goods sold	9,823	8,393	19,418	16,395
Gross profit	38,807	31,576	76,502	61,441
Operating expenses:
Sales and marketing	30,781	28,970	61,462	58,357
Research and development	4,309	4,352	8,843	8,697
General and administrative	10,721	8,332	20,681	16,508
Total operating expenses	45,811	41,654	90,986	83,562
Loss from operations	(7,004)	(10,078)	(14,484)	(22,121)
Interest and other income (expense), net:
Interest income	1,520	2,015	3,112	4,128
Interest expense	(666)	(880)	(1,328)	(1,761)
Other income (expense)	(2)	4	6	(89)
Net loss	$(6,152)	$(8,939)	$(12,694)	$(19,843)

Net loss per share, basic and diluted	$(0.14)	$(0.22)	$(0.30)	$(0.48)

Weighted-average number of common shares used to compute basic and diluted net loss per share	42,788,123	41,317,627	42,564,158	41,126,009

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$34,150	$34,948
Short-term investments	111,394	115,094
Accounts receivable	24,371	27,459
Inventory	34,245	27,074
Prepaid expenses and other current assets	3,289	3,204
Total current assets	207,449	207,779
Property and equipment, net	21,701	20,374
Operating lease right-of-use assets	1,465	1,984
Other non-current assets	306	300
TOTAL ASSETS	$230,921	$230,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,495	$6,488
Accrued liabilities and other	16,149	19,492
Operating lease liabilities, current portion	1,106	1,152
Total current liabilities	24,750	27,132
Long-term borrowings	35,510	35,452
Operating lease liabilities, net of current portion	318	879
Other long-term liabilities	—	10
TOTAL LIABILITIES	60,578	63,473

STOCKHOLDERS’ EQUITY
Common stock	4	4
Additional paid-in capital	613,727	598,070
Accumulated other comprehensive income	660	244
Accumulated deficit	(444,048)	(431,354)
TOTAL STOCKHOLDERS’ EQUITY	170,343	166,964
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$230,921	$230,437

SI-BONE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(6,152)	$(8,939)	$(12,694)	$(19,843)
Interest income	(1,520)	(2,015)	(3,112)	(4,128)
Interest expense	666	880	1,328	1,761
Depreciation and amortization	1,368	992	2,646	2,081
Stock-based compensation	6,658	6,398	13,321	13,428
Adjusted EBITDA	$1,020	$(2,684)	$1,489	$(6,701)